Exhibit 1.02

Conflict Minerals Report

Cabela’s Incorporated (“Cabela’s” or the “Company”) is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping, and related outdoor merchandise. Certain Cabela’s products contain components that use tin, tantalum, tungsten, and/or gold (“Conflict Minerals”). The Company is filing this Conflict Minerals Report for the year ended December 31, 2013, because it was unable to determine (based on the limited information received from its suppliers) whether certain of its products contain Conflict Minerals that originated in the Democratic Republic of Congo or an adjoining country (the “Covered Countries”).

I.	Due Diligence

Design of Due Diligence Measures

Cabela’s designed its overall conflict minerals due diligence measures based on, and in conformity with, the five step framework of OECD (2011), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, OECD Publishing (http://dx.doi.org/10.1787/9789264111110-en) and the supplements on tin, tantalum, tungsten, and gold. Cabela’s believes its due diligence measures were reasonably designed and performed in good faith.

Due Diligence Measures Performed

Cabela’s has adopted a Conflict Minerals policy and has communicated its policy to relevant employees and first-tier suppliers. The Company has also incorporated standards regarding Conflict Minerals in its Vendor Code of Conduct.

As a downstream company, Cabela’s does not maintain a direct relationship with smelters or refiners, and must rely solely on the declarations of upstream suppliers, contracted to manufacture Cabela’s private-label and exclusive products on its behalf, to provide information regarding the use of Conflict Minerals in component parts or raw materials and on those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. Cabela’s also relies on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information. Efforts were undertaken on products sourced directly by, and manufactured for, Cabela’s in 2013.

As part of its due diligence measures, Cabela’s asked its direct suppliers to provide answers to the Supply Chain Compliance Questionnaire adapted from the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (CFSP-GeSI) Conflict Minerals Common Reporting Template. The CFSP-GeSI Conflict Minerals Common Reporting Template is one of the most common reporting tools for Conflict Minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics brands. The questionnaires received were reviewed for completeness and consistency of answers. Suppliers were required to provide corrections and clarifications where needed.

The first-tier suppliers’ responses to Conflict Minerals information requests were collated and reported to senior management. Updates were also provided as to the status of responses, including updates on monitoring and tracking corrective action and risk mitigation efforts.

In addition to the steps described above, Cabela’s has developed a risk mitigation plan that allows for continued trade with a supplier during the supplier’s risk mitigation efforts. The Company has also supported the development and implementation of independent third party audits of a smelter’s or refiner’s sourcing through our policy and procurement practices in order to encourage suppliers to purchase materials from audited smelters and refiners.

II.	Product Description

Cabela’s efforts to determine the mine or location of origin of the Conflict Minerals that are necessary to the functionality or production of the products that it contracted to manufacture included review of the questionnaires submitted by its first-tier suppliers (as described above) as well as publicly available lists of smelters and refiners that are compliant with the Conflict Free Smelter Program or similar validation programs. As Cabela’s received limited information from its first-tier suppliers regarding the origin of the Conflict Minerals contained in its products, it was unable to determine whether certain of its products that it contracted to manufacture contain necessary Conflict Minerals that originated in the Covered Countries. These products are apparel, footwear, firearms/shooting products, archery/optics/hunting equipment, camping/outdoors products, home products/gifts, fishing products, and power sports products.

Below is a list of facilities that processed Conflict Minerals for the products listed above in 2013 (if known), the country of origin for the Conflict Minerals processed by such facilities (if known), and the conflict-free status of such facilities (if known).

Smelter or Refiner Facility Name†
Metal: Gold
Allgemeine Gold- und Silberscheideanstalt A.G.*
Almalyk Mining and Metallurgical Complex (AMMC)*
AngloGold Ashanti Mineração Ltda*
Argor-Heraeus S.A.*
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*
Aurubis A.G.*
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*
Boliden AB*
Caridad
Cendres & Métaux S.A.*
Central Bank of the DPR of Korea
Chimet SpA*
Codelco
Dowa*
FSE Novosibirsk Refinery
Heimerle + Meule GmbH*
Heraeus Ltd Hong Kong*
Heraeus Precious Metals GmbH & Co. KG*
Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited*
Ishifuku Metal Industry Co., Ltd.*
Istanbul Gold Refinery*
Japan Mint*
Jiangxi Copper Company Limited*
Johnson Matthey Inc.*
JSC Ekaterinburg Non-Ferrous Metal Processing Plant*
JX Nippon Mining & Metals Co., Ltd.*
Kazzinc Ltd.*
Kyrgyzaltyn JSC*
L' azurde Company For Jewelry*
LS-Nikko Copper Inc.*
Materion*
Matsuda Sangyo Co. Ltd.*
Metalor Technologies S.A.*
Mitsubishi Materials Corporation*

Mitsui Mining and Smelting Co., Ltd.*
Moscow Special Alloys Processing Plant*
Nadir Metal Rafineri San. Ve Tic. A.*
Navoi Mining and Metallurgical Combinat*
OJSC Kolyma Refinery*
PAMP S.A.*
Prioksky Plant of Non-Ferrous Metals*
PT Aneka Tambang (Persero) Tbk*
PX Précinox S.A.*
Rand Refinery (Pty) Ltd.*
Royal Canadian Mint*
Schone Edelmetaal*
SEMPSA Joyeria Plateria S.A.*
SOE Shyolkovsky Factory of Secondary Precious Metals*
Solar Applied Materials Technology Corp.*
Tanaka Kikinzoku Kogyo K.K.*
The Great Wall Gold and Silver Refinery of China*
Umicore Brasil Ltda*
United Precious Metal Refining, Inc.*
Valcambi S.A.*
Western Australian Mint trading as The Perth Mint*
Xstrata Canada Corporation
Zhongyuan Gold Smelter of Zhongjin Gold Corporation*
Zijin Mining Group Co. Ltd.*
Countries of origin for these facilities are believed to include:
Argentina, Australia, Brazil, Canada, Chile, China, Democratic Republic of Congo, Ghana, Guinea, Indonesia, Japan, Kazakhstan, Kyrgyzstan, Laos, Malaysia, Mali, Mexico, Mongolia, Mozambique, Namibia, Papua New Guinea, Peru, Philippines, Russia, South Africa, South Korea, Sweden, Taiwan, Tajikistan, Tanzania, Thailand, United Kingdom, United States, Uzbekistan, Zambia

Metal: Tantalum
Exotech Inc.*
F&X*
Gannon & Scott
Global Advanced Metals*
H.C. Starck GmbH*
Hi-Temp*
Mitsui Mining & Smelting*
Ningxia Orient Tantalum Industry Co., Ltd.*
Plansee*
RFH*
Solikamsk Metal Works*
Telex*
Ulba*
Zhuzhou Cement Carbide*
Countries of origin for these facilities are believed to include:
Australia, Brazil, Burundi, Canada, China, Democratic Republic of Congo, Ethiopia, Mozambique, Nigeria, Rwanda

Metal: Tin
Cookson*
Cooper Santa
CV Duta Putra Bangka
CV JusTindo
CV Makmur Jaya
CV Nurjanah
CV Prima Timah Utama
CV Serumpun Sebalai
CV United Smelting
EM Vinto
FSE Novosibirsk Refinery
Gejiu Zi-Li
Gold Bell Group
Jiangxi Nanshan
Liuzhou China Tin
Malaysia Smelting Corp.*
Metallo Chimique
Mineração Taboca S.A.
Minmetals Ganzhou Tin Co. Ltd.
Minsur*
OMSA*
PT Alam Lestari Kencana
PT Artha Cipta Langgeng
PT Babel Inti Perkasa
PT Babel Surya Alam Lestari
PT Bangka Kudai Tin
PT Bangka Putra Karya
PT Bangka Timah Utama Sejahtera
PT Belitung Industri Sejahtera
PT BilliTin Makmur Lestari
PT Bukit Timah*
PT Eunindo Usaha Mandiri
PT Fang Di MulTindo
PT HP Metals Indonesia
PT Koba Tin
PT Mitra Stania Prima
PT Refined Banka Tin
PT Sariwiguna Binasentosa
PT Stanindo Inti Perkasa
PT Sumber Jaya Indah
PT Tambang Timah
PT Timah*
PT Timah Nusantara
PT Tinindo Inter Nusa
PT Yinchendo Mining Industry

Thaisarco*
Yunnan Tin Company Limited*
Countries of origin for these facilities are believed to include:
Australia, Bolivia, Brazil, Burundi, China, Democratic Republic of Congo, Indonesia, Malaysia, Mexico, Nigeria, Peru, Russia, Rwanda, Thailand
Metal: Tungsten
Chaozhou Xianglu Tungsten Industry Co Ltd.
Chongyi Zhangyuan Tungsten Co Ltd.
Global Tungsten & Powders Corp.*
HC Starck GmbH*
Wolfram Bergbau und Hütten A.G.*
Xiamen Tungsten Co Ltd.*
Countries of origin for these facilities are believed to include:
Australia, Austria, Bolivia, China, Canada, Peru, Portugal, Russia, Spain, United States

†	Smelter or refiner facility names as reported by the Conflict Free Sourcing Initiative as of May 27, 2014.
*	Denotes smelters or refiners which have received a “conflict free” designation from an independent third party audit program as of May 27, 2014.